UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HIGHLAND HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	57-1183293
(State of Incorporation)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-108671.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Common Stock
$0.01 par value per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None.

This filing relates to the New York Stock Exchange Original Listing Application filed by the Company on October 20, 2003.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of Highland Hospitality Corporation’s common stock is set forth under the caption “Description of Common Stock” in the Prospectus contained in the Registration Statement on Form S-11 (File No. 333-108671), as initially filed with the Securities and Exchange Commission on September 10, 2003, as amended (the “Registration Statement”). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: November 24, 2003	By:	/s/ Tracy M.J. Colden
Name: Tracy M.J. Colden Title: Executive Vice President

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